Exhibit 99.1

Duluth Holdings Inc. Announces First Quarter 2025 Financial Results

New leadership focuses on business simplification and brand enablers

Company takes action to right size cost structure

MOUNT HOREB, WI – June 5, 2025 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal first quarter ended May 4, 2025.

Summary of the First Quarter ended May 4, 2025

•	Net sales of $102.7 million

•

Net loss of $15.3 million and adjusted net loss[1] of $10.8 million, compared to net loss of $7.9 million in the prior year first quarter. Adjusted net loss of $10.8 million excludes $4.1 million related to additions to our valuation allowance on our deferred tax asset and impairment expenses of $0.4 million, net of tax

•	EPS per diluted share of ($0.45); Adjusted EPS[1] of ($0.32)

•	Adjusted EBITDA[2] decreased $5.6 million from the prior year to ($3.8) million, representing (3.7%) of net sales

•	Cash and cash equivalents of $8.6 million with net liquidity of $44.6 million

•	Expense savings initiated to right size the business

[1]	See Reconciliation of net loss to adjusted net loss and adjusted net loss to adjusted EPS in the accompanying financial tables.
[2]	See Reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

President and CEO Stephanie Pugliese stated, “I am honored to return to Duluth bringing my unwavering belief in this brand and its potential. Duluth Trading is loved for its high-quality, problem-solving products anchored on authentic, humorous, hard working, and humble brand attributes.”

Pugliese added, “Our operating performance over the past few years has been challenging as business complexity has increased. To capture the full potential of the brand and drive shareholder value, I am taking decisive actions to simplify the business and focus on the key areas of brand awareness, solution-based products and product innovation, and customer service. I will be conducting an in-depth review of our brand and product portfolio as we look to reinvigorate the Duluth brand.”

“I am committed to leveraging the foundational work on product sourcing, fulfillment center network optimization and store portfolio rationalization, as well as streamlining our expense base across the organization. I strongly believe that business simplification and a focus on Duluth Trading’s core strengths will create shareholder value and return the company to profitable growth over time,” concluded Pugliese.

Operating Results for the First Quarter ended May 4, 2025

Net sales decreased 12.0% to $102.7 million, compared to $116.7 million in the same period a year ago. Direct to-consumer net sales decreased by 17.1% to $62.6 million primarily driven by lower site traffic compared to the prior year, partially offset by higher average order value. Retail store net sales decreased by 2.6% to $40.2 million due to slower store traffic.

Gross profit margin rate decreased 80 basis points to 52.0%, compared to 52.8% in the corresponding prior year primarily driven by higher clearance penetration, partially offset by improvement in product costs from our direct to factory sourcing initiative. Gross profit decreased to $53.4 million, compared to $61.6 million in the corresponding prior year.

Selling, general and administrative expenses decreased 6.9% to $65.7 million, compared to $70.6 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses deleveraged to 64.0%, compared to 60.5% in the corresponding prior year period mainly driven by a decrease in net sales.

Balance Sheet and Liquidity

The Company ended the quarter with $8.6 million of cash and cash equivalents, net working capital of $54.2 million, $64.0 million outstanding debt on the Duluth Trading $100 million revolving line of credit and $44.6 million of liquidity.

Fiscal 2025 Outlook

The Company is maintaining our previously issued fiscal 2025 financial guidance at this time and will update you as there are changes in the macroeconomic environment.

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, June 5, 2025 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)

•	Conference call replay available through June 12, 2025: 877-344-7529 (domestic) or 412-317-0088 (international)

•	Replay access code: 8123705

•	Live and archived webcast: ir.duluthtrading.com

Investors can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10199243/ff038e2354 and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net loss and adjusted earnings per share (EPS). See attached table “Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net loss to EBITDA and EBITDA to Adjusted EBITDA for the three months ended May 4, 2025, versus the three months ended April 28, 2024 and attached table “Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Net Loss to Adjusted EPS,” for a reconciliation of net loss to adjusted net loss and adjusted net loss to adjusted EPS for the three months ended May 4, 2025.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Adjusted Net Loss and Adjusted EPS is a metric used by management and frequently used by the financial community, which provides insight into the effectiveness of our business strategies and to compare our performance against that of peer companies. Adjusted Net Loss and Adjusted EPS excludes impairment expenses and an addition to our valuation allowance on our deferred tax asset that are not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2025 Outlook” are forward-looking statements. You can identify forward looking statements by the use of words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 21, 2025 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store and website traffic; disruptions to our distribution network, supply chains and operations; failure to effectively manage inventory levels; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; disruptions to our e-commerce platform; our ability to meet customer delivery time expectations; our ability to properly allocate inventory throughout our distribution network to fulfill customer demand; our failure to meet our debt covenant ratios; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; our inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of our maturing store portfolio; our inability to deploy marketing tactics to strengthen brand awareness and attract new customers in a cost effective manner; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; competing effectively in an environment of intense competition or elevated promotions; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; the potential for further increases in price and lack of availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; the susceptibility of the price and availability of our merchandise to international trade conditions including tariffs; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; our ability to secure the personal and/or financial information of our customers and employees; failure to comply with data privacy regulation; our ability to comply with the security standards for the credit card industry; our failure to maintain adequate internal controls over our financial and management systems; acquisition, disposition, and development risks; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

The Company revised its prior period financial statements for an accounting correction related to sales tax collections to the Company’s Condensed Consolidated Balance Sheets that are primarily related to accrued expenses and other current liabilities, deferred taxes and retained earnings, as well as corresponding impacts to the Company’s other Consolidated Financial Statements. The impacts of these revisions were not material to the Company’s previously filed financial statements. These revisions relate to immaterial corrections that were identified by management and when accumulated, required a correction to the Company’s previously filed financial statements.

Investor Contacts:

Tom Filandro

ICR, Inc.

(646) 277-1200

DuluthIR@icrinc.com

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	May 4, 2025	February 2, 2025	April 28, 2024
ASSETS
Current Assets:
Cash and cash equivalents	$8,579	$3,335	$6,799
Receivables	4,248	3,970	10,572
Income tax receivable	—	—	84
Inventory, net	176,108	166,545	136,434
Prepaid expenses & other current assets	22,189	17,781	17,537

Total current assets	211,124	191,631	171,426
Property and equipment, net	106,274	111,560	126,526
Operating lease right-of-use assets	100,076	102,663	117,400
Finance lease right-of-use assets, net	32,112	32,957	38,432
Available-for-sale security	4,860	4,491	4,798
Other assets, net	9,259	9,140	9,629
Deferred tax assets	—	—	3,942

Total assets	$463,705	$452,442	$472,153

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$45,940	$73,882	$37,419
Accrued expenses and other current liabilities	27,543	35,684	29,712
Income taxes payable	65	65	—
Current portion of operating lease liabilities	15,875	15,534	16,619
Current portion of finance lease liabilities	2,578	2,541	3,253
Line of credit	64,000	—	11,000
Current maturities of TRI long-term debt[1]	953	931	867

Total current liabilities	156,954	128,637	98,870
Operating lease liabilities, less current maturities	86,471	89,222	102,188
Finance lease liabilities, less current maturities	29,962	30,621	33,435
Duluth long-term debt, less current maturities	—	—	—
TRI long-term debt, less current maturities[1]	24,054	24,283	24,933
Deferred tax liabilities	1,371	—	—

Total liabilities	298,812	272,763	259,426
Shareholders’ equity:
Treasury stock	(2,596)	(2,332)	(2,121)
Capital stock	108,329	108,009	105,061
Retained earnings	62,428	77,721	113,367
Accumulated other comprehensive loss, net	(300)	(722)	(532)

Total shareholders’ equity of Duluth Holdings Inc.	167,861	182,676	215,775
Noncontrolling interest	(2,968)	(2,997)	(3,048)

Total shareholders’ equity	164,893	179,679	212,727

Total liabilities and shareholders’ equity	$463,705	$452,442	$472,153

[1]

Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended
	May 4, 2025	April 28, 2024
Net sales	$102,704	$116,684
Cost of goods sold (excluding depreciation and amortization)	49,349	55,060

Gross profit	53,355	61,624
Selling, general and administrative expenses	65,707	70,595

Operating loss	(12,352)	(8,971)
Interest expense	1,481	993
Other (loss) income, net	(161)	16

Loss before income taxes	(13,994)	(9,948)
Income tax expense (benefit)	1,270	(2,083)

Net loss	(15,264)	(7,865)
Less: Net income attributable to noncontrolling interest	29	8

Net loss attributable to controlling interest	$(15,293)	$(7,873)

Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	33,714	33,087

Net loss per share attributable to controlling interest	$(0.45)	$(0.24)

Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	33,714	33,087

Net loss per share attributable to controlling interest	$(0.45)	$(0.24)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Three Months Ended
	May 4, 2025	April 28, 2024
Cash flows from operating activities:
Net loss	$(15,264)	$(7,865)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	6,749	8,251
Stock based compensation	254	1,372
Deferred income taxes	1,371	(2,274)
Loss on disposal of property and equipment	748	13
Changes in operating assets and liabilities:
Receivables	(278)	(4,617)
Income taxes receivable	—	533
Inventory	(9,563)	(10,677)
Prepaid expense & other current assets	(1,920)	871
Software hosting implementation costs, net	(2,446)	(2,617)
Trade accounts payable	(28,159)	(13,150)
Accrued expenses and deferred rent obligations	(7,940)	(4,488)
Other assets	(193)	37
Noncash lease impacts	178	945

Net cash used in operating activities	(56,463)	(33,666)

Cash flows from investing activities:
Purchases of property and equipment	(1,332)	(1,525)
Principal receipts from available-for-sale security	53	48

Net cash used in investing activities	(1,279)	(1,477)

Cash flows from financing activities:
Proceeds from line of credit	64,450	28,000
Payments on line of credit	(450)	(17,000)
Payments on TRI long term debt	(225)	(204)
Payments on finance lease obligations	(622)	(737)
Payments of tax withholding on vested restricted shares	(264)	(383)
Other	97	109

Net cash provided by financing activities	62,986	9,785

Increase (decrease) in cash and cash equivalents	5,244	(25,358)
Cash and cash equivalents at beginning of period	3,335	32,157

Cash and cash equivalents at end of period	$8,579	$6,799

Supplemental disclosure of cash flow information:
Interest paid	$1,481	$993
Income taxes paid	$—	$2
Supplemental disclosure of non-cash information:
Unpaid liability to acquire property and equipment	$1,271	$1,392

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to EBITDA and EBITDA to Adjusted EBITDA

For the Fiscal Quarters Ended May 4, 2025 and April 28, 2024

(Unaudited)

	Three Months Ended
	May 4, 2025	April 28, 2024
(in thousands)
Net loss	$(15,264)	$(7,865)
Depreciation and amortization	6,749	8,251
Amortization of internal-use software hosting subscription implementation costs	1,129	1,170
Interest expense	1,481	993
Income tax expense (benefit)	1,270	(2,083)

EBITDA	$(4,635)	$466
Long-term incentive expense	293	1,372
Impairment expense	549	—

Adjusted EBITDA	$(3,793)	$1,838

DULUTH HOLDINGS INC.

Reconciliation of Net Loss to Adjusted Net Loss and Adjusted Net Loss to Adjusted EPS

For the Fiscal Quarter Ended May 4, 2025

(Unaudited)

	Three Months Ended
	May 4, 2025
(in thousands, except per share amounts)	Amount	Per share
Net loss attributable to controlling interest	$(15,293)	$(0.45)
Plus: Impairment expenses	549	0.02
Income tax effect of impairment expenses[1]	(126)	(0.00)

Adjusted net loss before valuation allowance	(14,870)	(0.44)
Plus: Valuation allowance	4,114	0.12

Adjusted net loss attributable to controlling interest	$(10,756)	$(0.32)

[1]	Impairment expenses are net of tax using the Company’s estimated 23% tax rate